Exhibit 99.1
Calix Reports Fourth Quarter and 2012 Fiscal Year Results
PETALUMA, CA – February 5, 2013 – Calix, Inc. (NYSE: CALX) today announced financial results for the fourth quarter and fiscal year ended December 31, 2012. Revenue for the fourth quarter of 2012 was $91.4 million, an increase of 12.5% compared to $81.3 million for the third quarter of 2012, and flat compared to $91.6 million for the fourth quarter of 2011.
“Strong fourth quarter results ended 2012 on a positive note,” said Carl Russo, Calix president and CEO. “We are carrying this momentum into 2013, with a strengthened organization, an expanded Unified Access portfolio of software, systems and services, and our preferred global reseller agreement with Ericsson providing a solid foundation for growth.”
Non-GAAP net income for the fourth quarter of 2012 was $2.9 million, or $0.06 per fully diluted share, an increase of 61.3% compared to non-GAAP net income of $1.8 million, or $0.04 per fully diluted share for the third quarter of 2012, and a decrease of 22.2% compared to non-GAAP net income of $3.7 million, or $0.08 per fully diluted share, in the fourth quarter of 2011.
GAAP net loss for the fourth quarter of 2012 was $6.6 million, or $(0.14) per basic and diluted share, compared to a GAAP net loss of $7.1 million, or $(0.15) per basic and diluted share for the third quarter of 2012, and compared to a GAAP net loss of $5.2 million, or $(0.11) per basic and diluted share reported for the fourth quarter of 2011. A reconciliation of our fourth quarter 2012 operating results from non-GAAP to GAAP is provided below (in thousands, except per share data):

	Three Months Ended December 31, 2012

	Non-GAAP	Acquisition Related Expenses	Gain on Bargain Purchase	Stock-Based Compensation	Amortization of Intangible Assets	GAAP
Revenue	$91,424	$—	$—	$—	$—	$91,424
Cost of revenue	51,962	—	—	344	2,088	54,394
Gross profit	39,462	—	—	(344)	(2,088)	37,030
Gross margin	43.2%	—%	—%	(0.4)%	(2.3)%	40.5%
Operating expenses	36,693	1,401	—	4,132	2,552	44,778
Operating income (loss)	2,769	(1,401)	—	(4,476)	(4,640)	(7,748)
Interest and other income (expense), net	23	—	1,029	—	—	1,052
Income (loss) before taxes	2,792	(1,401)	1,029	(4,476)	(4,640)	(6,696)
Benefit from income taxes	(122)	—	—	—	—	(122)
Net income (loss)	$2,914	$(1,401)	$1,029	$(4,476)	$(4,640)	$(6,574)
Weighted average basic and diluted shares used to compute GAAP net loss per common share						48,538
Weighted average diluted shares used to compute non-GAAP net income per common share	48,836	48,836	48,836	48,836	48,836
GAAP net loss per common share						$(0.14)
Non-GAAP net income (loss) per share	$0.06	$(0.03)	$0.02	$(0.09)	$(0.10)

Conference Call
Calix will host a conference call to discuss its fourth quarter and fiscal year 2012 results at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) today. Interested parties can listen to a live webcast of the conference call by visiting the Calix Investor Relations website at http://investor-relations.calix.com/ or dialing 877-407-4019 within the U.S. or 201-689-8337 outside the U.S. A replay of the conference call will also be available at http://investor-relations.calix.com/ approximately one hour following the completion of the call. The conference call and webcast will include forward-looking information.
About Calix
Calix (NYSE: CALX) is a global leader in access innovation. Its Unified Access portfolio of broadband communications access systems and software enables communications service providers worldwide to transform their copper- and fiber-based networks and become the broadband provider of choice to their subscribers. For more information, visit the Calix website at www.calix.com.
All statements other than statements of historical facts contained in this press release, including statements regarding our future operations and growth opportunities, are forward-looking statements and are based upon management's current expectations and are inherently uncertain. Forward-looking statements are based upon information available to us as of the date of this release, and we assume no obligation to revise or update any such forward-looking statement to reflect any event or circumstance after the date of this release, except as required by law. Actual results and the timing of events could differ materially from current expectations based on risks and uncertainties affecting the Company's business. The reader is cautioned not to unduly rely on the forward-looking statements contained in this press release. Additional information on potential factors that could affect Calix's results and other risks and uncertainties are detailed in its reports filed with the SEC, including the Company's 2011 Annual Report on Form 10-K and its report on Form 10-Q for the fiscal quarter ended September 29, 2012, available at http://www.sec.gov.
Use of Non-GAAP Financial Information
The Company uses certain non-GAAP financial measures in this press release to supplement its consolidated financial statements, which are presented in accordance with GAAP. These non-GAAP measures include non-GAAP net income and non-GAAP basic and diluted income per share. These non-GAAP measures are provided to enhance the reader's understanding of the Company's operating performance as they primarily exclude certain non-cash charges for stock-based compensation, amortization of acquisition-related intangible assets, gain from bargain purchase of Ericsson's fiber access assets, and non-recurring acquisition-related expenses, which the Company believes are not indicative of its core operating results. Acquisition-related expenses largely include legal and professional expenses, severance and integration-related expenses associated with our merger with Occam in 2011 and our acquisition of Ericsson's fiber access assets in 2012. In addition, acquisition-related expenses for 2011 include the charge resulting from the required revaluation of Occam inventory to its estimated fair value and inventory-related charges upon the completion of the acquisition. Management believes that the non-GAAP measures used in this press release provide investors with important perspectives into the Company's ongoing business performance and management uses these non-GAAP measures to evaluate financial results and to establish operational goals. The presentation of these non-GAAP measures is not meant to be a substitute for results presented in accordance with GAAP, but rather should be evaluated in conjunction with those GAAP results. A reconciliation of the non-GAAP results to the most directly comparable GAAP results is provided in this press release. The non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Calix, Inc.
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2012	2011	2012	2011
Revenue	$91,424	$91,585	$330,218	$344,669
Cost of revenue:
Products and services(1)	52,306	52,489	185,103	195,698
Acquisition-related expenses	—	—	—	19,966
Amortization of intangible assets	2,088	2,042	7,539	9,552
Total cost of revenue	54,394	54,531	192,642	225,216
Gross profit	37,030	37,054	137,576	119,453
Operating expenses:
Research and development(1)	17,144	17,385	66,748	67,725
Sales and marketing(1)	17,249	16,720	62,129	55,551
General and administrative(1)	6,432	5,552	26,114	27,002
Acquisition-related expenses(1)	1,401	—	1,401	12,927
Amortization of intangible assets	2,552	2,553	10,208	8,569
Total operating expenses	44,778	42,210	166,600	171,774
Loss from operations	(7,748)	(5,156)	(29,024)	(52,321)
Interest and other income (expense), net:
Interest income	1	7	15	87
Interest expense	(45)	(45)	(185)	(184)
Gain on bargain purchase	1,029	—	1,029	—
Other income (expense), net	67	28	(3)	92
Loss before provision for (benefit from) income taxes	(6,696)	(5,166)	(28,168)	(52,326)
Provision for (benefit from) income taxes	(122)	48	158	224
Net loss	$(6,574)	$(5,214)	$(28,326)	$(52,550)
Net loss per common share:
Basic and diluted	$(0.14)	$(0.11)	$(0.59)	$(1.15)
Weighted average number of shares used to compute net loss per common share:
Basic and diluted	48,538	47,398	48,180	45,546

(1)	Includes stock-based compensation as follows:
Cost of revenue	$344	$362	$1,433	$1,503
Research and development	1,098	1,067	4,227	4,828
Sales and marketing	1,320	1,244	5,160	4,500
General and administrative	1,714	1,693	6,617	9,538
Acquisition-related expenses	—	—	—	1,234
	$4,476	$4,366	$17,437	$21,603

Calix, Inc.
Reconciliation of GAAP to Non-GAAP Results
(Unaudited, in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2012	2011	2012	2011
GAAP net loss	$(6,574)	$(5,214)	$(28,326)	$(52,550)
Adjustments to reconcile GAAP net loss to
non-GAAP net income:
Stock-based compensation	4,476	4,366	17,437	21,603
Amortization of intangible assets	4,640	4,595	17,747	18,121
Acquisition-related expenses	1,401	—	1,401	31,659
Gain on bargain purchase	(1,029)	—	(1,029)	—
Non-GAAP net income	$2,914	$3,747	$7,230	$18,833
Non-GAAP net income per common share
Basic	$0.06	$0.08	$0.15	$0.41
Diluted	$0.06	$0.08	$0.15	$0.40
Weighted average shares used to compute non-GAAP
net income per common share - Basic	48,538	47,398	48,180	45,546
Weighted average shares used to compute non-GAAP
net income per common share - Diluted (1)	48,836	47,570	48,367	46,947

(1) Includes the dilutive effect of outstanding stock options and restricted stock units.

Calix, Inc.
Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	December 31,	December 31,
	2012	2011
ASSETS
Current Assets:
Cash and cash equivalents	$46,995	$38,938
Restricted cash	—	754
Accounts receivable, net	59,519	46,508
Inventory	43,282	45,229
Deferred cost of revenue	21,077	7,698
Prepaid and other current assets	5,677	4,429
Total current assets	176,550	143,556
Property and equipment, net	21,083	16,130
Goodwill	116,175	116,175
Intangible assets, net	62,301	80,048
Other assets	1,788	2,194
Total assets	$377,897	$358,103
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$16,804	$14,250
Accrued liabilities	36,176	36,214
Deferred revenue	39,315	15,347
Total current liabilities	92,295	65,811
Long-term portion of deferred revenue	15,782	13,347
Other long term liabilities	745	1,528
Total liabilities	108,822	80,686
Stockholders' equity:
Common stock	1,222	1,195
Additional paid-in capital	760,232	740,309
Accumulated other comprehensive income	132	98
Accumulated deficit	(492,511)	(464,185)
Total stockholders' equity	269,075	277,417
Total liabilities and stockholders' equity	$377,897	$358,103

Calix, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Twelve Months Ended
	December 31,	December 31,
	2012	2011
Operating activities:
Net loss	$(28,326)	$(52,550)
Adjustments to reconcile net loss to net cash provided by operating activities:
Amortization of premiums relating to available-for-sale securities	—	244
Depreciation and amortization	8,562	7,954
Loss on retirement of property and equipment	262	2,449
Amortization of intangible assets	17,747	18,121
Stock-based compensation	17,437	21,603
Gain on bargain purchase	(1,029)	—
Changes in operating assets and liabilities:
Restricted cash	754	300
Accounts receivable, net	(13,011)	13,722
Inventory	11,308	8,557
Deferred cost of revenue	(13,378)	73
Prepaids and other assets	47	(148)
Accounts payable	2,553	(7,818)
Accrued liabilities	(870)	(386)
Deferred revenue	26,404	2,781
Other long-term liabilities	(782)	(313)
Net cash provided by operating activities	27,678	14,589
Investing activities:
Purchase of property and equipment	(10,179)	(7,355)
Maturities of marketable securities	—	31,755
Acquisition of businesses, net of cash acquired	(12,000)	(60,809)
Net cash used in investing activities	(22,179)	(36,409)
Financing activities:
Proceeds from exercise of stock options and other	194	804
Proceeds from employee stock purchase plan	4,063	3,938
Taxes withheld upon vesting of restricted stock units and restricted stock awards	(1,744)	(10,376)
Net cash provided by (used in) financing activities	2,513	(5,634)
Effect of exchange rate changes on cash and cash equivalents	45	88
Net increase (decrease) in cash and cash equivalents	8,057	(27,366)
Cash and cash equivalents at beginning of period	38,938	66,304
Cash and cash equivalents at end of period	$46,995	$38,938

Contact Information
Investor Inquiries:
David H. Allen
408-474-0080
David.Allen@Calix.com